         As filed with the Securities and Exchange Commission on August 30, 1996
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                             MCAFEE ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                77-0316593
         (State or other jurisdiction                     (IRS Employer
       of incorporation or organization)               Identification No.)

                                2710 WALSH AVENUE
                       SANTA CLARA, CALIFORNIA 95051-0963
               (Address of principal executive offices) (Zip Code)


                             MCAFEE ASSOCIATES, INC.
                             STOCK OPTION AGREEMENTS
                            (Full title of the Plan)


                                WILLIAM L. LARSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             MCAFEE ASSOCIATES, INC.
                                2710 WALSH AVENUE
                       SANTA CLARA, CALIFORNIA 95051-0963
                     (Name and address of agent for service)
                                 (408) 988-3832
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

            Title of                                           Proposed Maximum      Proposed Maximum
           Securities                        Amount                Offering              Aggregate            Amount of
              to be                          to be                   Price               Offering           Registration
           Registered                     Registered(1)           per Share(2)           Price(2)                Fee
           ----------                     ----------              ---------              -----                   ---

McAfee Stock Option Agreements
- ------------------------------
     Options                               105,885                N/A                     N/A                    N/A
     Common Stock (par value $0.01)        105,885                $60                 $6,353,100               $2,191


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the McAfee Stock Option Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of McAfee Associates, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of McAfee Associates, Inc. on August 26, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         McAfee Associates, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996; and

         (d) The Registrant's Registration Statement No. 0-20558 on Form 8-A filed with the SEC on August 26, 1992 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify directors and officers, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

         The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The By-Laws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number        Exhibit
- --------------        -------

    5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
    23.1              Consent of Coopers & Lybrand L.L.P., Independent
                      Accountants.
    23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
    99.1              FSA Option Agreement.
    99.2              McAfee Stock Option Exchange Agreement.
    99.3              McAfee Nonstatutory Stock Option Agreement.

Item 9.  Undertakings

                      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Stock Option Agreements.

                      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 28th day of August, 1996.

                                   MCAFEE ASSOCIATES, INC.



                                   By: /S/  William L. Larson
                                   -----------------------------------
                                       William L. Larson
                                       President, Chief Executive Officer and
                                       Chairman of the Board

                                POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of McAfee Associates, Inc., a Delaware corporation, do hereby constitute and appoint William L. Larson and Prabhat Goyal, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                       Title                                              Date
- ---------                                       -----                                              ----

/S/  William L. Larson                          President, Chief Executive Officer and          August 28, 1996
- --------------------------------------          Chairman of the Board
William L. Larson                               (Principal Executive Officer)



/S/  Prabhat Goyal                              Vice President of Finance,                      August 28, 1996
- --------------------------------------          Corporate Controller and Treasurer
Prabhat Goyal                                   (Principal Financial and Accounting
                                                Officer)

Signature                                       Title                                              Date
- ---------                                       -----                                              ----


/S/  John C. Bolger                             Director                                        August 28, 1996
- -----------------------------------------
John C. Bolger



/S/  Jeffrey T. Chambers
- -----------------------------------------       Director                                        August 28, 1996
Jeffrey T. Chambers



/S/  Leslie G. Denend                           Director                                        August 28, 1996
- -----------------------------------------
Leslie G. Denend



/S/  Edwin L. Harper                            Director                                        August 28, 1996
- -----------------------------------------
Edwin L. Harper



/S/  Walter G. Kortschak                        Director                                        August 28, 1996
- -----------------------------------------
Walter G. Kortschak

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                             MCAFEE ASSOCIATES, INC.

                                  EXHIBIT INDEX


     Exhibit Number                                     Exhibit                                     Sequentially
     --------------                                     -------                                     Numbered Page
                                                                                                    -------------
          5             Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin &
                        Hachigian, LLP.
         23.1           Consent of Coopers & Lybrand L.L.P., Independent Accountants.
         23.2           Consent of Gunderson Dettmer Stough Villeneuve
                        Franklin & Hachigian, LLP is contained in Exhibit 5.
         24             Power of Attorney.  Reference is made to page II-4 of this
                        Registration Statement.
         99.1           FSA Option Agreement.
         99.2           McAfee Stock Option Exchange Agreement.
         99.3           McAfee Nonstatutory Stock Option Agreement.